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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)
August 30, 2006

BIG CAT ENERGY CORPORATION
 (Exact name of registrant as specified in its charter)

NEVADA	000-49870	61-1500382
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

201 W. Lakeway
Suite 1000
Gillette, Wyoming 82718
 (Address of principal executive offices and Zip Code)

(307) 685-3122
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 30, 2006, we entered into an agreement with Chuck Peck, whereby in consideration of Mr. Peck serving as a member of the board of directors, we agreed to pay Mr. Peck $5,000 per fiscal quarter and issue him options to acquire 200,000 shares of our common stock. The terms of the stock options have not been agreed upon as of the date hereof.

ITEM 5.02(c)     APPOINTMENT OF PRINCIPAL OFFICERS

On August 30, 2006, Timothy Barrett, our current president was reconfirmed as Chief Executive Officer. Raymond Murphy, a current member of the board of directors, was appointed Chief Operating Officer. Richard Stockdale, a current member of the board of directors, was appointed Vice President.

ITEM 5.02(d)   ELECTION OF NEW DIRECTORS

On August 30, 2006, the board of directors appointed Chuck Peck and George L. Hampton, III to the board of directors.

Charles Peck, co-founder and Vice-President of American Oil & Gas Corporation, is a graduate of Clemson University (B.Sc., Geology, 1979) and the Colorado School of Mines (M.Sc., Geology, 1982). Mr. Peck developed a broad range of experience in generating and evaluating prospects in the Rocky Mountain area for Chorney Oil Company, a Denver-based independent oil company. Mr. Peck joined Bruce Martens to form Bruce Martens & Associates in 1986. American Oil & Gas was subsequently formed by the two partners, and he became Vice-President, the title he retains to this day. American drilled its first coalbed methane well in Campbell County in 1989, and subsequently that play became the company's focus for many years. From 1989 to 1998, American drilled almost 200 Wyodak coalbed methane wells, the production from which proved up the Powder River basin coalbed methane play. Mr. Peck was involved in all aspects of the play, especially drilling, production techniques and overall management. Mr. Peck is a registered Wyoming Professional Geologist and a member of the Society of Petroleum Engineers. He has served on the board of directors for the Children's Museum of Bozeman for the past four years.

On August 30, 2006, we entered into an agreement with Chuck Peck, whereby in consideration of Mr. Peck serving as a member of the board of directors, we agreed to pay Mr. Peck $5,000 per fiscal quarter and issue him options to acquire 200,000 shares of our common stock. The terms of the stock options have not been agreed upon as of the date hereof.

Mr. Hampton is President and Chief Geologist of Hampton & Associates, Inc. Hampton & Associates, Inc. specializes in all aspects of coal seam natural gas (CSNG) exploration, drilling, completion and production. Mr. Hampton has 28 years of industry experience and 26 in Coal seam natural gas. He began his career with Amoco Production Co. (Denver) (1978-1986). He was instrumental in Amoco's early CSNG projects in the Piceance and San Juan Basins as well as Green River, Uinta and the Wyoming Thrust Belt. Mr. Hampton formed Hampton & Associates in 1986 and has been an independent geologic consultant most of the time since then. He has worked CSNG plays in most of the active CSNG plays in the US & Canada and has been involved in many international CSNG projects. He has been active in the CSNG desorption (gas content) business since 1988 and he formed Hampton, Waechter and Associates in 1998. He sold out his portion of HWA to his former partners in April 2005. He has also been a Consulting Project Geologist for JM Huber Corp. (1999-2003), Project Manager for Pennaco (1998-1999) and has consulted for many other CSNG companies. Mr. Hampton is active in CSNG prospect generation and is also affiliated with GeoTrends-Hampton International (GHI). This business venture generated several prospects in the Pacific Northwest. Those prospects were sold to Torrent Energy in 2004. Mr. Hampton is now a director of Torrent Energy and a director for Ivana Ventures, a company involved in CBM (CSNG) projects in China. Mr. Hampton holds a B.S. and an M.S. in geology from Brigham Young University.

There is no arrangement between Messrs Peck and Hampton and any other persons, pursuant to which Messrs Peck and Hampton were selected as directors.

We were not a party to any transaction during the past two years in which Mr. Peck or Mr. Hampton had a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 6th day of September, 2006.

BIG CAT ENERGY CORPORATION

BY:	TIMOTHY BARRITT
Timothy Barritt, president, principal executive officer, and a member of the board of directors